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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported):  March 5, 1996


                            ANTHONY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     1-4290             95-2077125
(State or other jurisdiction         (Commission      (I.R.S. Employer of
        incorporation)              File Number)      Identification No.)


               4900 SOUTH EASTERN AVENUE, LOS ANGELES, CA  90040
               (Address of principal executive office)   (Zip Code)


      Registrant's telephone number, including area code:  (213) 724-2800
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Item 5.  Other Events
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On March 5, 1996, Anthony Industries, Inc. ("Company") completed the sale of substantially all of the assets of its Anthony Pools and Poolsaver pool cover business (the "Division") to General Aquatics, Inc. ("GAI").

Pursuant to the Asset Purchase Agreement (the "Agreement") among GAI, KDI Sylvan Pools, Inc., as Buyer ("Sylvan Pools"), and the Company, as Seller , Sylvan Pools acquired the assets of the Division other than certain excluded assets specified in the Agreement. GAI and Sylvan Pools also assumed certain liabilities specified in the Agreement, including the current liabilities of the Division to be reflected on a closing date balance sheet, the existing and future warranty obligations of the Division (other than warranty obligations with respect to which lawsuits were pending as of the closing date), and product liability obligations of the Division relating to injuries and damages occurring after the closing date.

As consideration, the Company received a 5.61%, $6.2 million subordinated note due in five years (with PIK interest for the first 18 months), 100,000 shares of common stock of GAI representing approximately 9% of the outstanding shares of common stock on the closing date, and a warrant to purchase up to an additional 455,556 shares of GAI common stock. The principal amount of the subordinated note and the aggregate exercise price of the warrant are each equal to the estimated, adjusted tangible net assets of the Division as of the closing date, and are each subject to adjustment based on a closing date balance sheet to be prepared as soon as practicable following the closing. The warrant is not exercisable by the Company until the occurrence of certain liquidity events, such as an initial public offering of GAI common stock or the sale of GAI. Upon certain of these liquidity events, the Company is required to exercise the warrant to the extent necessary to increase the Company's ownership of GAI common stock to 19% of the common stock then outstanding.

A loss from discontinued operations of $4.9 million was recorded in 1995, in anticipation of the completion of this transaction. This amount included an estimated loss on disposal of $4.3 million, net of a tax benefit of $3.2 million, which also included a provision for anticipated operating losses prior to disposal.
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GAI is a privately-held corporation which owns Sylvan Pools, a large national pool builder, American Products, a large manufacturer of pool equipment, and other miscellaneous pool-related businesses. GAI had revenues of approximately $100 million in 1995.

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Item 7.  Exhibits
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99  (A)  Asset Purchase Agreement dated February 16, 1996 among
         General   Aquatics, Inc., KDI Sylvan Pools, Inc., as Buyer, and
         Anthony Industries, Inc., as Seller.

   (B)   5.61% Subordinated Note Due March 4, 2001

   (C)   General Aquatics, Inc. Warrant to Purchase Common Stock

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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    ANTHONY INDUSTRIES, INC.
                                          (Registrant)



                                    By:  /s/ John J. Rangel
                                         --------------------
                                         John J. Rangel
                                         Senior Vice President - Finance

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